UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2026

XENON PHARMACEUTICALS INC.

(Exact name of Registrant as Specified in Its Charter)

Canada	001-36687	98-0661854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3650 Gilmore Way Burnaby, British Columbia, Canada	V5G 4W8
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 484-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	XENE	The Nasdaq Stock Market LLC
(The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

The information set forth below in Item 8.01 of this report with respect to the pre-funded warrants issued and sold in the offering (described below) is incorporated by reference into this Item 1.01.

Item 8.01	Other Events

On March 10, 2026, Xenon Pharmaceuticals Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Jefferies LLC, TD Securities (USA) LLC, Stifel, Nicolaus & Company, Incorporated, RBC Capital Markets, LLC and William Blair & Company, L.L.C., acting as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to an underwritten public offering of 12,236,843 common shares (the “Firm Shares”) and pre-funded warrants to purchase 877,194 common shares at an exercise price equal to $0.0001 per share (the “Pre-Funded Warrants”) being sold by the Company. The offering price of the Firm Shares to the public is $57.00 per common share, and the offering price of the Pre-Funded Warrants to the public is $56.9999 per Pre-Funded Warrant (equal to the public offering price per common share minus the exercise price of each Pre-Funded Warrant). The Underwriters have agreed to purchase the Firm Shares from the Company at a price of $54.0075 per share and the Pre-Funded Warrants from the Company at a price of $54.0074 per Pre-Funded Warrant. Additionally, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,710,526 common shares, at the public offering price less the underwriting discounts and commissions, which the Underwriters exercised in full on March 11, 2026. The net proceeds to the Company from this offering were approximately $707.7 million, after deducting underwriting discounts and commissions and estimated offering expenses. The offering closed on March 12, 2026.

The offering was made pursuant to the Company’s automatically effective shelf registration statement on Form S-3ASR (File No. 333-281451) previously filed with the Securities and Exchange Commission on August 9, 2024 and a related prospectus included in the Registration Statement, as supplemented by a preliminary prospectus supplement dated March 9, 2026 and a final prospectus supplement dated March 10, 2026.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The exercise price and the number of common shares issuable upon exercise of each Pre-Funded Warrant is subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting the common shares.

Each Pre-Funded Warrant will be exercisable from the date of issuance until the date the Pre-Funded Warrant is exercised in full. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of common shares purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may, in its sole discretion, elect to exercise the Pre-Funded Warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Pre-Funded Warrant. No fractional common shares will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, the Company will pay the holder an amount in cash equal to the fractional amount multiplied by the last closing trading price of our common shares on the exercise date. Under the Pre-Funded Warrants, the Company may not effect the exercise of any portion of any Pre-Funded Warrant, and a holder of any Pre-Funded Warrant will not have the right to exercise any portion of any Pre-Funded Warrant, and any such exercise shall be null and void and cancelled ab initio and treated as if the exercise had not been made, to the extent that immediately prior to or following such exercise, the holder, together with the Attribution Parties (as defined in the Pre-Funded Warrants), collectively beneficially owns or would beneficially own as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder, in excess of 4.99% of the common shares that would be issued and outstanding following such exercise. However, any holder of a Pre-Funded Warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us.

Upon the consummation of a fundamental transaction (as described in the Pre-Funded Warrants, and generally including any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of the Company’s properties or assets, the Company’s consolidation or merger with or into another person, the acquisition of more than 50% of the Company’s outstanding common shares, or any person or group becoming the beneficial owner of 50% of the voting power of the Company’s outstanding common shares), the holders of the Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that such holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the Pre-Funded Warrants (the “Alternate Consideration”). The Company will not effect any fundamental transaction in which the Company is not the surviving entity or the Alternate Consideration includes securities of another person unless (i) the alternate consideration is solely cash and the Company provides for the simultaneous “cashless exercise” of any Pre-Funded Warrant or (ii) prior to or simultaneously with the consummation of a fundamental transaction, any successor to the Company, surviving entity or person (including any purchaser of the Company’s assets) will assume the obligation to deliver to the holder such Alternate Consideration as the holder may be entitled to receive and the other obligations under any pre-funded warrant.

The Underwriting Agreement and the form of Pre-Funded Warrant are filed as Exhibit 1.1 and Exhibit 4.1 to this report, respectively, and are incorporated by reference herein. The description of the terms of the Underwriting Agreement and the form of Pre-Funded Warrant is qualified in its entirety by reference to such exhibits. A copy of the opinion of Blake, Cassels & Graydon LLP relating to the legality of the issuance and sale of the Firm Shares and the Pre-Funded Warrants in the offering is filed as Exhibit 5.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 10, 2026, among Xenon Pharmaceuticals Inc., J.P. Morgan Securities LLC, Jefferies LLC, TD Securities (USA) LLC, Stifel, Nicolaus & Company, Incorporated, RBC Capital Markets, LLC and William Blair & Company, L.L.C., as representatives of the several underwriters named therein.

4.1	Form of Pre-Funded Warrant.

5.1	Opinion of Blake, Cassels & Graydon LLP.

23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENON PHARMACEUTICALS INC.

Date: March 12, 2026	By:	/s/ Thomas P. Kelly
Thomas P. Kelly
Chief Financial Officer